Exhibit 99.1

 FOR IMMEDIATE RELEASE

Contacts

Lauren BurgosJulie Leber

Spotlight Marketing CommunicationsSpotlight Marketing Communications

(949) 427-1399                              (949) 427-1391

lauren@spotlightmarcom.com julie@spotlightmarcom.com

Strategic Storage Growth Trust, Inc. Acquires Newly Constructed

Self Storage Facility Near Las Vegas Beltway

LAS VEGAS – (Nov. 8, 2018) – Strategic Storage Growth Trust, Inc. (“SSGT”), a public non-traded real estate investment trust sponsored by SmartStop Asset Management, LLC, announced today its acquisition of a newly constructed, 569-unit self storage facility in Las Vegas.

“This facility is located adjacent to the Bruce Woodbury Beltway in NW Las Vegas and next to a newly built grocery anchored retail center,” said Wayne Johnson, chief investment officer. “The property is one of our Certificate of Occupancy transactions we have underway and we believe is well suited for our portfolio.”

Located on two acres at 6888 N. Hualapai Way, the facility is comprised of approximately 73,000 square feet. Property amenities include computerized gate and lobby access, drive-up and air-cooled units, elevators, fencing, LED lighting, tenant insurance, video surveillance and wide driveways.

About Strategic Storage Growth Trust, Inc. (SSGT):

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 28 operating self storage facilities located in 10 states and Toronto, Canada comprising approximately 19,000 self storage units and approximately 2.1 million net rentable square feet of storage space. Additionally, SSGT owns one development property in the Greater Toronto Area which will be comprised of approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.7 billion of real estate assets under management,

including 126 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 80,000 units and 9.3 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust IV, Inc., Strategic Storage Trust II, Inc., and Strategic Storage Growth Trust, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

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This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.